EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amended Form S-3 for PHAZAR CORP of our report dated August 19, 2010, related to our audit of the consolidated financial statements of PHAZAR CORP as of May 31, 2010 and 2009, and for the years then ended, which report is included in the Annual Report on Form 10-K of PHAZAR CORP for the year ended May 31, 2010.  We also consent to the reference to our firm under the caption “Experts.”

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

January 25, 2011